Press Release May 3, 2017

HollyFrontier Corporation Reports Quarterly Results

Dallas, Texas, May 3, 2017 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net loss attributable to HollyFrontier stockholders of $(45.5) million or $(0.26) per diluted share for the quarter ended March 31, 2017, compared to net income of $21.3 million or $0.12 per diluted share for the quarter ended March 31, 2016.

The first quarter included several special items that reduced net income by a total of $12.0 million. On a pre-tax basis, these items included a lower of cost or market inventory valuation charge of $11.8 million, direct acquisition and integration costs of Petro-Canada Lubricants Inc. (“PCLI”) totaling $15.6 million, incremental cost of products sold attributable to our PCLI inventory value step-up of $10.2 million, HollyFrontier's pro-rata share of Holly Energy Partners' loss on early extinguishment of debt of $4.5 million, and a gain of $24.5 million on foreign currency swaps related to the purchase of PCLI.

Excluding these items, net loss for the current quarter was $(33.5) million versus a loss of $(10.0) million for the same period of 2016. This decrease was driven by lower product sales due to maintenance at the El Dorado, Tulsa and Navajo refineries, partially offset by $8.4 million in earnings attributable to our recently acquired PCLI operations. Production levels averaged approximately 392,000 barrels per day (“BPD”) and crude oil charges averaged 371,000 BPD for the current quarter. On a per barrel basis, consolidated refinery gross margin was $7.74 per produced barrel, a 2% increase compared to $7.59 for the first quarter of 2016. Total operating expenses for the quarter were $307.1 million compared to $252.6 million for the first quarter of last year and include $36.0 million in costs attributable to our PCLI operations.

HollyFrontier’s President & CEO, George Damiris, commented, “First quarter crude rate was negatively impacted by our planned turnaround at Navajo, planned maintenance at the El Dorado vacuum tower, unplanned maintenance at the Tulsa CCR reformer, and the crude supply pipeline outage to our Woods Cross refinery. We are pleased with the results from the Navajo turnaround and the efficiency and debottleneck projects that were implemented during the turnaround. During the Tulsa outage, we were able to accelerate other maintenance and a catalyst upgrade originally planned for later this year, all of which will allow us to benefit from higher liquid yields and octane during the summer driving season. We are also encouraged by the results we have begun to see from our focused efforts to improve operations and reliability at Cheyenne; crude rate was over 48,000 barrels per day in March. With no major planned downtime until November, our refineries are well positioned for strong operational and financial performance for the remainder of the year.

We closed the PCLI acquisition on February 1st and PCLI continues to meet or exceed our expectations. Adjusted EBITDA for February and March was $28.0 million, in line with our annual guidance range. We remain confident in our $20.0 million per year synergy target and in the potential for significant margin uplift by increasing Group III base oil production through feedstock optimization. We are excited about our growing presence in the lubricants industry and are encouraged by our progress integrating PCLI into HFC.”

For the first quarter of 2017, net cash used for operations totaled $39.4 million including $48.0 million of turnaround expenses. During the period, we declared a dividend of $0.33 per share to shareholders totaling $59.0 million. At March 31, 2017, our cash and cash equivalents totaled $129.5 million and our consolidated debt was $2,231.5 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $991.0 million at March 31, 2017.

The Company has scheduled a webcast conference call for today, May 3, 2017, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1139807. An audio archive of this webcast will be available using the above noted link through May 17, 2017.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier, through its subsidiary, owns Petro-Canada Lubricants Inc., whose Mississauga, Ontario facility produces 15,600 barrels per day of base oils and other specialized lubricant products, and also owns a 36% interest (including the 2% general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any recent and future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2016
	2017	2016	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,080,483	$2,018,724	$1,061,759	53%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,641,157	1,625,163	1,015,994	63
Lower of cost or market inventory valuation adjustment	11,823	(56,121)	67,944	(121)
	2,652,980	1,569,042	1,083,938	69
Operating expenses	307,117	252,583	54,534	22
General and administrative expenses	57,070	25,621	31,449	123
Depreciation and amortization	96,040	87,880	8,160	9
Total operating costs and expenses	3,113,207	1,935,126	1,178,081	61
Income (loss) from operations	(32,724)	83,598	(116,322)	(139)
Other income (expense):
Earnings of equity method investments	1,840	2,765	(925)	(33)
Interest income	819	75	744	992
Interest expense	(27,158)	(12,087)	(15,071)	125
Loss on early extinguishment of debt	(12,225)	(8,718)	(3,507)	40
Gain on foreign currency swaps	24,545	—	24,545	—
Loss on foreign currency transactions	(9,933)	—	(9,933)	—
Other, net	265	65	200	308
	(21,847)	(17,900)	(3,947)	22
Income (loss) before income taxes	(54,571)	65,698	(120,269)	(183)
Income tax expense (benefit)	(16,789)	22,308	(39,097)	(175)
Net income (loss)	(37,782)	43,390	(81,172)	(187)
Less net income attributable to noncontrolling interest	7,686	22,137	(14,451)	(65)
Net income (loss) attributable to HollyFrontier stockholders	$(45,468)	$21,253	$(66,721)	(314)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(0.26)	$0.12	$(0.38)	(317)%
Diluted	$(0.26)	$0.12	$(0.38)	(317)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	176,210	176,737	(527)	—%
Diluted	176,210	176,784	(574)	—%
EBITDA	$72,347	$152,171	$(79,824)	(52)%
Adjusted EBITDA	$85,460	$96,050	$(10,590)	(11)%

Balance Sheet Data

	March 31,	December 31,
	2017	2016
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$129,512	$1,134,727
Working capital	$1,027,183	$1,767,780
Total assets	$9,548,254	$9,435,661
Long-term debt	$2,231,542	$2,235,137
Total equity	$5,229,096	$5,301,985

Segment Information

Our operations are organized into three reportable segments, Refining, PCLI and HEP. Our operations that are not included in the Refining, PCLI and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

On February 1, 2017, we acquired PCLI, a Canadian-based producer of lubricant products such as base oils, white oils, specialty products and finished lubricants. The PCLI segment involves production operations, located in Mississauga, Ontario, and marketing of its products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary), a 50% ownership interest in each of the Frontier Pipeline, Osage Pipeline and the Cheyenne Pipeline and a 25% ownership interest in SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	PCLI	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2017
Sales and other revenues	$2,862,076	$201,940	$105,634	$27	$(89,194)	$3,080,483
Operating expenses	$257,115	$36,029	$32,489	$1,013	$(19,529)	$307,117
Depreciation and amortization	$69,668	$5,074	$18,373	$3,132	$(207)	$96,040
Income (loss) from operations	$(50,255)	$12,394	$52,138	$(46,435)	$(566)	$(32,724)
Net income (loss)	$(50,255)	$8,416	$28,283	$(24,183)	$(43)	$(37,782)
Capital expenditures	$47,674	$1,595	$8,265	$2,223	$—	$59,757

Three Months Ended March 31, 2016
Sales and other revenues	$1,999,587	$—	$102,010	$110	$(82,983)	$2,018,724
Operating expenses	$228,762	$—	$26,823	$1,255	$(4,257)	$252,583
Depreciation and amortization	$68,878	$—	$16,029	$3,180	$(207)	$87,880
Income (loss) from operations	$55,000	$—	$56,067	$(26,855)	$(614)	$83,598
Net income (loss)	$55,000	$—	$48,305	$(59,903)	$(12)	$43,390
Capital expenditures	$104,707	$—	$42,184	$2,682	$—	$149,573

March 31, 2017
Cash, cash equivalents and total investments in marketable securities	$90	$56,799	$7,007	$65,616	$—	$129,512
Total assets	$6,514,854	$1,158,772	$1,906,791	$252,549	$(284,712)	$9,548,254
Long-term debt	$—	$—	$1,240,565	$990,977	$—	$2,231,542

December 31, 2016
Cash, cash equivalents and total investments in marketable securities	$49	$—	$3,657	$1,131,021	$—	$1,134,727
Total assets	$6,513,806	$—	$1,920,487	$1,306,169	$(304,801)	$9,435,661
Long-term debt	$—	$—	$1,243,912	$991,225	$—	$2,235,137

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2017	2016
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	221,890	233,540
Refinery throughput (BPD) (2)	242,120	252,160
Refinery production (BPD) (3)	232,580	242,100
Sales of produced refined products (BPD)	227,700	233,350
Sales of refined products (BPD) (4)	255,370	262,210
Refinery utilization (5)	85.3%	89.8%

Average per produced barrel (6)
Net sales	$66.71	$46.69
Cost of products (7)	60.04	38.85
Refinery gross margin (8)	6.67	7.84
Refinery operating expenses (9)	6.12	5.40
Net operating margin (8)	$0.55	$2.44

Refinery operating expenses per throughput barrel (10)	$5.76	$5.00

Feedstocks:
Sweet crude oil	58%	52%
Sour crude oil	19%	21%
Heavy sour crude oil	15%	20%
Other feedstocks and blends	8%	7%
Total	100%	100%

Sales of produced refined products:
Gasolines	50%	48%
Diesel fuels	31%	34%
Jet fuels	9%	7%
Fuel oil	1%	1%
Asphalt	2%	2%
Lubricants	5%	5%
LPG and other	2%	3%
Total	100%	100%

	Three Months Ended March 31,
	2017	2016
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	74,470	98,130
Refinery throughput (BPD) (2)	79,490	109,120
Refinery production (BPD) (3)	78,110	107,510
Sales of produced refined products (BPD)	76,340	113,370
Sales of refined products (BPD) (4)	90,700	113,750
Refinery utilization (5)	74.5%	98.1%

Average per produced barrel (6)
Net sales	$67.16	$45.70
Cost of products (7)	58.76	38.77
Refinery gross margin (8)	8.40	6.93
Refinery operating expenses (9)	6.90	4.24
Net operating margin (8)	$1.50	$2.69

Refinery operating expenses per throughput barrel (10)	$6.63	$4.41

Feedstocks:
Sweet crude oil	18%	33%
Sour crude oil	76%	57%
Other feedstocks and blends	6%	10%
Total	100%	100%

Sales of produced refined products:
Gasolines	53%	56%
Diesel fuels	39%	38%
Fuel oil	4%	2%
Asphalt	1%	1%
LPG and other	3%	3%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	74,710	59,430
Refinery throughput (BPD) (2)	83,750	69,230
Refinery production (BPD) (3)	81,150	66,240
Sales of produced refined products (BPD)	80,780	66,640
Sales of refined products (BPD) (4)	81,450	69,970
Refinery utilization (5)	77.0%	71.6%

	Three Months Ended March 31,
	2017	2016
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$65.83	$46.79
Cost of products (7)	55.72	39.00
Refinery gross margin (8)	10.11	7.79
Refinery operating expenses (9)	10.08	9.68
Net operating margin (8)	$0.03	$(1.89)

Refinery operating expenses per throughput barrel (10)	$9.72	$9.32

Feedstocks:
Sweet crude oil	38%	39%
Heavy sour crude oil	31%	32%
Black wax crude oil	20%	15%
Other feedstocks and blends	11%	14%
Total	100%	100%

Sales of produced refined products:
Gasolines	58%	62%
Diesel fuels	33%	32%
Fuel oil	2%	3%
Asphalt	5%	1%
LPG and other	2%	2%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	371,070	391,100
Refinery throughput (BPD) (2)	405,360	430,510
Refinery production (BPD) (3)	391,840	415,850
Sales of produced refined products (BPD)	384,820	413,360
Sales of refined products (BPD) (4)	427,520	445,930
Refinery utilization (5)	81.2%	88.3%

Average per produced barrel (6)
Net sales	$66.62	$46.44
Cost of products (7)	58.88	38.85
Refinery gross margin (8)	7.74	7.59
Refinery operating expenses (9)	7.11	5.77
Net operating margin (8)	$0.63	$1.82

Refinery operating expenses per throughput barrel (10)	$6.75	$5.54

Feedstocks:
Sweet crude oil	46%	45%
Sour crude oil	26%	27%
Heavy sour crude oil	15%	17%
Black wax crude oil	4%	2%
Other feedstocks and blends	9%	9%
Total	100%	100%

	Three Months Ended March 31,
	2017	2016
Consolidated
Sales of produced refined products:
Gasolines	52%	53%
Diesel fuels	33%	35%
Jet fuels	5%	4%
Fuel oil	2%	2%
Asphalt	3%	1%
Lubricants	3%	2%
LPG and other	2%	3%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)
Represents crude charge divided by total crude capacity (BPSD). Effective July 1, 2016, our consolidated crude capacity increased from 443,000 BPSD to 457,000 BPSD upon completion of our Woods Cross Refinery expansion project.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Excludes lower of cost or market inventory valuation adjustments of $11.8 million and $56.1 million for the three months ended March 31, 2017 and 2016, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

PCLI Operating Data

The following table sets forth information about our our PCLI operations for the period from February 1, 2017 (date of acquisition) through March 31, 2017.

Period From February 1, 2017 Through March 31, 2017
PCLI
Throughput (BPD) (1)	22,170
Production (BPD) (2)	21,760
Sales of produced products (BPD)	24,140

(1)	Throughput represents the barrels per day of feedstocks (principally vacuum gas oil and hydrocracker bottoms) input into our PCLI production facilities.

(2)	Production represents the barrels per day of products yielded from our PCLI production facilities.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding lower of cost or market inventory valuation adjustments and PCLI acquisition and integration costs, incremental cost of products sold attributable to our PCLI inventory value step-up and net gain on foreign currency swaps ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments (ii) PCLI acquisition and integration costs (iii) incremental cost of products sold attributable to our PCLI inventory value step-up and (iv) net gain on foreign currency swaps.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance.

EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended March 31,
	2017	2016
	(In thousands)

Net income (loss) attributable to HollyFrontier stockholders	$(45,468)	$21,253
Add income tax provision	(16,789)	22,308
Add interest expense (1)	39,383	20,805
Subtract interest income	(819)	(75)
Add depreciation and amortization	96,040	87,880
EBITDA	$72,347	$152,171
Add (subtract) lower of cost or market inventory valuation adjustment	11,823	(56,121)
Add PCLI acquisition and integration costs	15,597	—
Add Incremental cost of products sold attributable to PCLI inventory value step-up	10,238	—
Less gain on foreign currency swaps	(24,545)	—
Adjusted EBITDA	$85,460	$96,050

Adjusted EBITDA attributable to our PCLI segment is calculated as follows:
PCLI income from operations (see segment data on page 4)	$12,394
Add depreciation and amortization (see segment data on page 4)	5,074
PCLI EBITDA	$17,468
Add Incremental cost of products sold attributable to PCLI inventory value step-up	10,238
Adjusted PCLI EBITDA	$27,706
(1) Includes loss on early extinguishment of debt of $12.2 million and $8.7 million for the three months ended March 31, 2017 and 2016, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products.

These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$66.62	$46.44
Times sales of produced refined products (BPD)	384,820	413,360
Times number of days in period	90	91
Produced refined product sales	$2,307,304	$1,746,876

Total produced refined product sales	$2,307,304	$1,746,876
Add refined product sales from purchased products and rounding (1)	260,940	131,408
Total refined product sales	2,568,244	1,878,284
Add direct sales of excess crude oil (2)	258,741	90,918
Add other refining segment revenue (3)	35,091	30,385
Total refining segment revenue	2,862,076	1,999,587
Add PCLI segment sales and other revenues	201,940	—
Add HEP segment sales and other revenues	105,634	102,010
Add corporate and other revenues	27	110
Subtract consolidations and eliminations	(89,194)	(82,983)
Sales and other revenues	$3,080,483	$2,018,724

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$58.88	$38.85
Times sales of produced refined products (BPD)	384,820	413,360
Times number of days in period	90	91
Cost of products for produced products sold	$2,039,238	$1,461,372

Total cost of products for produced products sold	$2,039,238	$1,461,372
Add refined product costs from purchased products sold and rounding (1)	260,838	138,374
Total cost of refined products sold	2,300,076	1,599,746
Add crude oil cost of direct sales of excess crude oil (2)	259,830	91,588
Add other refining segment cost of products sold (4)	13,819	11,734
Total refining segment cost of products sold	2,573,725	1,703,068
Add PCLI segment cost of products sold	136,304	—
Subtract consolidations and eliminations	(68,872)	(77,905)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,641,157	$1,625,163

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$7.11	$5.77
Times sales of produced refined products (BPD)	384,820	413,360
Times number of days in period	90	91
Refinery operating expenses for produced products sold	$246,246	$217,043

Total refinery operating expenses for produced products sold	$246,246	$217,043
Add other refining segment operating expenses and rounding(5)	10,869	11,719
Total refining segment operating expenses	257,115	228,762
Add PCLI segment operating expenses	36,029	—
Add HEP segment operating expenses	32,489	26,823
Add corporate and other costs	1,013	1,255
Subtract consolidations and eliminations	(19,529)	(4,257)
Operating expenses (exclusive of depreciation and amortization)	$307,117	$252,583

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$0.63	$1.82
Add average refinery operating expenses per produced barrel	7.11	5.77
Refinery gross margin per barrel	7.74	7.59
Add average cost of products per produced barrel sold	58.88	38.85
Average sales price per produced barrel sold	$66.62	$46.44
Times sales of produced refined products (BPD)	384,820	413,360
Times number of days in period	90	91
Produced refined product sales	$2,307,304	$1,746,876

Total produced refined product sales	$2,307,304	$1,746,876
Add refined product sales from purchased products and rounding (1)	260,940	131,408
Total refined product sales	2,568,244	1,878,284
Add direct sales of excess crude oil (2)	258,741	90,918
Add other refining segment revenue (3)	35,091	30,385
Total refining segment revenue	2,862,076	1,999,587
Add PCLI segment sales and other revenues	201,940	—
Add HEP segment sales and other revenues	105,634	102,010
Add corporate and other revenues	27	110
Subtract consolidations and eliminations	(89,194)	(82,983)
Sales and other revenues	$3,080,483	$2,018,724

(1)    We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214/954-6510